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                                                                     EXHIBIT 5.1

                            Neal, Gerber & Eisenberg
                        Two N. LaSalle Street, Suite 2200
                             Chicago, Illinois 60602
                                 (312) 269-8000


                                  July 7, 1999

TeleTech Holdings, Inc.
1700 Lincoln Street, Suite 1400
Denver, Colorado 80203

     Re:  TELETECH HOLDINGS, INC.
          REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We are counsel to TeleTech Holdings, Inc., a Delaware corporation (the "Company"), and, in such capacity, we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's offer and sale, pursuant to the TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan (the "Plan"), of up to an aggregate of 5,000,000 shares of the common stock, $.01 par value per share ("Common Stock"), of the Company (the "Shares").

     As such counsel, we have examined the Plan, the Registration Statement (including all exhibits thereto) and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed necessary and appropriate as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to

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TeleTech Holdings, Inc.
July 7, 1999
Page 2

original documents of all documents submitted to us as conformed or photostatic copies. As to any facts material to this opinion, we have relied upon statements and representations of the Company, its officers and its other representatives, and public officials and we have not made any independent investigation of the applicable facts.

     We are members of the Bar of the State of Illinois and we express no opinion herein concerning any laws other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that when
(i) the Registration Statement shall have become effective under the Securities Act, and (ii) Shares shall have been issued and delivered by the Company against payment of consideration therefor in accordance with the terms of the Plan and the agreement between the Company and the recipient of each Plan award that governs such award, the Shares will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein under Item 5. "Interests of Named Experts and Counsel."

     Please be advised that certain partners of our firm and attorneys associated with our firm beneficially own shares of Common Stock.

                                       Very truly yours,


                                       /s/ Neal, Gerber & Eisenberg